Genesys Industries Purchases Additional CNC Equipment & Machinery to Support Production.

NEW YORK, NY – May 16th, 2018 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN today announced that the company closed on the purchase of a CNC Machine to support current and new production. The equipment will be set up at the company’s Missouri plant and allow the company to support an increase in production.

Company Spokesperson, commented: “This is a supporting purchase of advanced manufacturing equipment which will allow the company to increase output and efficiently enable its production capabilities. We have seen our backlog grow very rapidly and this machine will alleviate any bottlenecks in our production processes.”

The equipment financing of this purchase was supported by a new loan from the company’s bank.

About Genesys Industries

Genesys Industries is a diversified multi-industry advanced manufacturer of complex components and products. The company is a vertically integrated precision cnc manufacturing and fabrication company with core emphasis on product design, engineering and precision manufacturing of complex components and products. Some of the industries served include Aerospace, Automotive, Firearms, Food Processing, Industrial, Maritime, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more. Follow us on twitter @genesysind $GEIN

Contact Information.

Investor Relations
Genesys Industries, Inc
Phone: 941-722-3600
ir@genesysindustries.com

www.genesysindustries.com

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